AID ASSOCIATION FOR LUTHERANS/LUTHERAN BROTHERHOOD
625 Fourth Avenue South
Minneapolis, Minnesota 55415
(612) 340-7005

John C. Bjork
Counsel
Law Division

April 26, 2002

Board of Directors
Aid Association for Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6, File No. 333-76152, to be filed with the Securities and Exchange Commission.

Very truly yours,

/s/ John C. Bjork
John C. Bjork